CERTIFICATE OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION
                                       of
                          ISO BLOCK PRODUCTS USA, INC.
                            (A Colorado Corporation)

         Iso Block Products USA, Inc., a corporation organized and existing under and by virtue of the laws of the State of Colorado, DOES HEREBY CERTIFY
THAT:

         A.       The name of this Corporation is "ISO BLOCK PRODUCTS USA, INC."

         B. The Board of Directors of the corporation, by unanimous consent of it's members, filed with the minutes of the Board, duly adopted resolutions setting forth proposed amendments to the Articles of Incorporation of the corporation, declaring such amendments to be advisable and directing that the proposal be placed before the shareholders of the corporation for consideration thereof.

         C.       The proposed amendments were as follows:

                  1. That subject to shareholder approval, Article FIRST of the Amended Articles of Incorporation will be amended to read as follows:

                  "The name of the Corporation is: "CRYOCON, INC."

                  2. That subject to shareholder approval, Article THIRD of the Amended Articles of Incorporation will be amended to read as follows:

This Corporation is authorized to issue one class of shares designated as Common Stock ("Common Stock). The total number of shares of Common Stock that the Corporation is authorized to issue is 50,000,000 shares of no par value.

That effective September 21, 2000, each issued and outstanding share of Common Stock is divided into 0.25 share of Common Stock.

That no fractional shares will be issued pursuant to said reverse split. Each fractional share of Common Stock will be rounded up to equal one whole share of Common Stock.

That following the reverse split, the total number of shares of Common Stock that the Corporation is authorized to issue is 50,000,000 shares of no par value."

         D. The foregoing amendments were adopted by the shareholders at a Special Meeting of Shareholders duly called and held on September 21, 2000, in accordance with the provisions of

                  Section 7-110-103 of the Colorado Business Corporation Act, and the number of votes cast by each voting shareholder entitled to vote separately on the amendment was sufficient for approval.

IN WITNESS THEREOF, ISO Block Products USA, Inc. has caused this Certificate of Amendment to be signed by Robert W. Brunson, its President and Chief Operating Officer, and attested to by Debra L Brunson, Corporate Secretary, on September 21, 2000.

                                           ISO BLOCK PRODUCTS USA, INC.



                                           By:_____________/s/_________________
                                              Robert W. Brunson, President/CEO

ATTEST:



By:____________/s/_____________________
   Debra L. Brunson, Corporate Secretary

                                ACKNOWLEDGEMENTS

STATE OF UTAH     )
                  )ss.
COUNTY OF WEBER   )

         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared ROBERT
W. BRUNSON, the President and Chief Operating Officer of ISO BLOCK PRODUCTS USA, INC., who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that statements set forth therein are true and correct.

         IN WITNESS THEREOF, I have hereunto set my hand and seal this 21st day of September, 2000.




                                     _________________/s/______________________
                                     NOTARY PUBLIC
                                     My Commission Expires:____________________



STATE OF UTAH     )
                  )ss.
COUNTY OF WEBER   )

         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared DEBRA
L. BRUNSON, the Corporate Secretary of ISO BLOCK PRODUCTS USA, INC., who after being duly sworn declared that he executed the foregoing Certificate of Amendment as her free act and deed and that statements set forth therein are true and correct.

         IN WITNESS THEREOF, I have hereunto set my hand and seal this 21st day of September, 2000.




                                     __________/s/_____________________________
                                     NOTARY PUBLIC
                                     My Commission Expires:____________________